EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors

Pacific Ethanol, Inc.

Sacramento, California

We consent to the incorporation by reference in Registration Statements (Nos. 333-123538, 333-169002, 333-176540 and 333-185884) on Form S-8 and (No. 333-180731) on Form S-3 of Pacific Ethanol, Inc. of our report dated April 1, 2013 relating to our audits of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Pacific Ethanol, Inc. for the year ended December 31, 2012.

/s/ HEIN & ASSOCIATES LLP

Irvine, California

April 1, 2013